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                                                                      EXHIBIT 23



                               TANDYCRAFTS, INC.


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-85550, 33-85548 and 33-57525) of Tandycrafts, Inc., of our report dated August 10, 1999 relating to the financial statements, which appears on page 20 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 10, 1999 relating to the financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Fort Worth, Texas
September 28, 1999